EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Huron Consulting Group Inc. of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Huron Consulting Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 11, 2025